Exhibit 32.1
Certification Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002
We hereby certify that the accompanying Quarterly Report on Form 10-Q of Quanex Building Products Corporation for the quarter ended January 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Building Products Corporation.

March 8, 2016

/s/ William C. Griffiths	/s/ Brent L. Korb
William C. Griffiths Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Brent L. Korb Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)